EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-109261 and No. 333-32819 of LOGIC Devices Incorporated on Form S-8 and Registration Statement No. 333-16591 of LOGIC Devices Incorporated on Form S-3 of our report, dated December 21, 2007, relating to our audit of the financial statements and financial statement schedule for the year ended September 30 2007, which appear in this Annual Report on Form 10-K of LOGIC Devices Incorporated for the year ended September 30, 2007.

  /s/  Hein & Associates LLP

Irvine, CA

December 21, 2007